UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

METAVIA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Concord Avenue, Suite 210 Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

(857) 702-9600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MTVA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 30, 2025, MetaVia Inc. (the “Company”) held a virtual annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on six proposals at the Annual Meeting as set forth below, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2025. There were 15,364,255 shares of common stock, par value $0.001 per share (the “Common Stock”) present and entitled to vote at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, each share of Common Stock represented one vote.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect two Class III directors, each to serve a three-year term until the 2028 annual meeting of stockholders and until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal (the “Class III Directors Proposal”);
2.	To ratify the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.	To approve (on an advisory basis) the compensation of the Company’s named executive officers;
4.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding Common Stock at a ratio in the range of 1-for-5 to 1-for-30 to be determined at the discretion of the Company’s Board of Directors, whereby each outstanding 5 to 30 shares of Common Stock would be combined, converted and changed into one share of the Company’s Common Stock (the “Reverse Stock Split Proposal”);
5.	to approve, pursuant to Nasdaq Listing Rule 5635(b), the issuance of shares of the Company’s Common Stock, in an amount equal to or in excess of 20% of the shares of Common Stock outstanding immediately prior to the issuance of 4,605,162 shares of Common Stock issuable upon the exercise of the Company’s pre-funded warrants, issued in a private placement to Dong-A Socio Holdings Co., Ltd., pursuant to a Securities Purchase Agreement, dated May 8, 2025, entered into by and among the Company and the purchasers named therein (the “Issuance Proposal”); and
6.	To authorize one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 5 described above (the “Adjournment Proposal”).

The voting results at the Annual Meeting are shown below:

Proposal 1—The Class III Directors Proposal.

Class III Nominees	Votes For	Votes Withheld
Mark A. Glickman	15,143,768	220,487
Michael Salsbury	15,148,736	215,519

Mark A. Glickman and Michael Salsbury were elected as Class III directors to serve until the 2028 annual meeting of stockholders. There were no broker non-votes on this matter.

Proposal 2—Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes For	Votes Against	Abstentions
15,200,517	39,673	124,065

The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. There were no broker non-votes on this matter.

Proposal 3—Approval (on an advisory basis) of the compensation of our named executive officers.

Votes For	Votes Against	Abstentions
15,128,182	93,199	142,874

The stockholders approved, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers. There were no broker non-votes on this matter.

Proposal 4—The Reverse Stock Split Proposal.

Votes For	Votes Against	Abstentions
15,160,143	82,570	121,542

The stockholders approved the Reverse Stock Split Proposal. There were no broker non-votes on this matter.

Proposal 5—The Issuance Proposal.

Votes For	Votes Against	Abstentions
5,643,798	99,638	141,474

The stockholders approved the Issuance Proposal. There were no broker non-votes on this matter.

Proposal 6—The Adjournment Proposal.

Votes For	Votes Against	Abstentions
15,130,972	91,911	141,372

The stockholders approved the Adjournment Proposal. There were no broker non-votes on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVIA INC.

Date: June 30, 2025	By:	/s/ Hyung Heon Kim
Hyung Heon Kim
President and Chief Executive Officer